As filed with the Securities and Exchange Commission on May 7, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2319066 (I.R.S. Employer Identification No.)
7102 Commerce Way
Brentwood, Tennessee 37207
(615) 771-6701
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ezra Uzi Yemin, Chief Executive Officer
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, Tennessee 37027
(615) 771-6701
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Scott W. Bell, Esq.
Bass, Berry & Sims PLC
150 Third Avenue South
Suite 2800
Nashville, Tennessee 37201
(615) 742-7942

Approximate date of commencement of proposed sale to public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☑ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer (Do not check if smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	(1)	(1)	(1)	(2)

(1)
Omitted pursuant to Form S-3 General Instruction II.E. The registrant is registering 15,036,432 shares of common stock pursuant to this registration statement, which may be offered from time to time in unspecified numbers and at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

DELEK US HOLDINGS, INC.
Common Stock

We are registering shares of our common stock issued to the selling stockholder named herein in order to permit the resale of these shares of our common stock by such selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of our common stock. We will bear all fees and expenses incident to our obligation to register the shares of our common stock.

Our common stock, par value $0.01 per share, is listed and currently traded on the New York Stock Exchange (“NYSE”) under the symbol “DK.” The last reported sale price of our common stock on the NYSE on May 6, 2014 was $32.32 per share.

This prospectus describes some of the general terms that may apply to an offering of our common stock by the selling stockholder. Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. The selling stockholder may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. The specific terms and any other information relating to a specific offering will be described in a supplement to this prospectus.

This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus, the applicable prospectus supplement, any related free writing prospectus and any documents we incorporate by reference, which will describe the specific terms of the securities offered, before you make your investment decision.
__________________________________________

Investing in our common stock involves a certain degree of risk. You should carefully consider all of the information set forth in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission, the “Risk Factors” section beginning on page 3 of this prospectus and in the applicable prospectus supplement before purchasing any shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
_________________________________________

The date of this prospectus is May 7, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”) using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, the selling stockholder may from time to time offer and sell, in one or more offerings, the common stock described in this prospectus.

We are responsible for the information included or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor the selling stockholder has authorized anyone to provide information or represent anything other than that contained, or incorporated by reference, in this prospectus or any applicable prospectus supplement. Neither we nor the selling stockholder has authorized anyone to provide you with different information, and we and the selling stockholder take no responsibility for any other information others may give you. Neither we nor the selling stockholder is making an offer in any state or jurisdiction or under any circumstances where the offer is not permitted. You should assume that the information in this prospectus and any prospectus supplement is accurate only as of the date on their respective cover pages and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. We urge you to read carefully both this prospectus, any prospectus supplement accompanying this prospectus and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information By Reference,” before deciding whether to invest in our common stock.

Unless expressly stated or the context otherwise requires, the terms “we,” “our,” “us,” “the Company” and “Delek” refer to Delek US Holdings, Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus or any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements include discussions regarding the Company’s plans, strategies, beliefs, expectations and intentions. You can identify these statements in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein or therein, by forward-looking words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “appears,” “projects” and similar expressions, as well as statements in future tense. Although we believe that the plans, objectives, expectations and prospects reflected in or suggested by our forward-looking statements are reasonable, those statements involve uncertainties and risks, and we cannot assure you that our plans, objectives, expectations and prospects will be achieved. Our actual results could differ materially from the results anticipated by the forward-looking statements as a result of many known and unknown factors, including, but not limited to, those contained in “Risk Factors” and elsewhere in this prospectus and in the documents incorporated by reference.

The risk factors listed under “Part I. Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in these forward-looking statements. You should be aware that the occurrence of the events described under “Risk Factors” in our most recent Annual Report on Form 10-K could have an adverse effect on our business, results of operations and financial position and that adverse effect could be material. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date the statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Commission, the Company does not undertake any obligation to update or to release publicly any revisions to forward-looking statements contained in this prospectus or any accompanying prospectus supplement to reflect events or circumstances occurring after the date of this prospectus or any accompanying prospectus supplement or to reflect the occurrence of unanticipated events.

THE COMPANY

Delek US Holdings, Inc. is a Delaware corporation formed in 2001. We are an integrated energy business focused on petroleum refining, the transportation, storage and wholesale of crude oil and intermediate and refined products and convenience store retailing. Our business consists of three operating segments: refining, logistics and retail. Our refining segment operates independent refineries in Tyler, Texas and El Dorado, Arkansas with a combined design crude distillation capacity of 140,000 barrels per day. Our logistics segment gathers, transports and stores crude oil and markets, distributes, transports and stores refined products in select regions of the southeastern United States and west Texas for both our refining segment and third parties. Our retail segment markets gasoline, diesel, other refined petroleum products and convenience merchandise through a network of approximately 361 company-operated retail fuel and convenience stores located in Alabama, Arkansas, Georgia, Kentucky, Mississippi, Tennessee and Virginia. We currently have more than 4,300 employees across our three operating segments.

Our principal executive offices are located at 7102 Commerce Way, Brentwood, Tennessee 37027, and our telephone number at that address is (615) 771-6701. Our website is located at www.DelekUS.com. You should not consider the information contained on our website to be part of this prospectus or any prospectus supplement or in deciding whether to purchase shares of our common stock.

SHARES OFFERED

We are registering for resale from time to time 15,036,432 shares of our common stock that we issued to the selling stockholder: Delek Hungary Holding Limited Liability Company, a Hungarian limited liability company (“Delek Hungary”), which is an indirect subsidiary of Delek Group, Ltd., an Israeli corporation (“Delek Group”). As of May 5, 2014, the selling stockholder beneficially owned 15,036,432 shares, or approximately 25.3%, of our outstanding common stock.

Pursuant to the terms of a registration rights agreement with Delek Group and its affiliates, including the selling stockholder, we have agreed to pay all expenses related to the registration of shares covered by this prospectus, including, without limitation, all registration and qualification fees, printing expenses, filing fees, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration and reasonable fees and disbursements of a single special counsel for the selling stockholder, and the compensation of our regular employees. The selling stockholder will bear the costs of any underwriting discounts or selling commissions attributable to the sale of the shares contemplated by this prospectus. The registration rights agreement also provides that we will indemnify the selling stockholder, persons affiliated with it, and any participating underwriters against certain liabilities to which it or they may become subject in connection with the offering and sale of the shares contemplated by this prospectus, including liabilities arising under the Securities Act, or they will be entitled to contribution.

We are also registering for resale any additional shares of our common stock that may become issuable for no additional consideration by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of our shares of common stock outstanding.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the information included in this prospectus, together with the other information in, or incorporated by reference into, this prospectus, prior to making a decision to purchase shares of our common stock. You should carefully consider the risks, uncertainties and assumptions described in our annual, quarterly and current reports, including those identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in other documents that we subsequently file with the Commission that update, supplement or supersede such information, which documents are incorporated by reference into this prospectus.

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for its account. We will not receive any proceeds from the sale by the selling stockholder of the common stock offered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

We will set forth in the applicable prospectus supplement a description of the common stock that may be offered pursuant to this prospectus.

SELLING STOCKHOLDER

We are registering the shares of our common stock in order to permit the selling stockholder to offer the shares for resale from time to time. The table below sets forth certain information known to us, based upon written representations from the selling stockholder, with respect to the beneficial ownership of our shares of common stock held by the selling stockholder as of May 5, 2014.

In the table below, the percentage of shares beneficially owned is based on 60,350,544 shares of our common stock outstanding as of May 5, 2014, determined in accordance with Rule 13d-3 of the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights.

The selling stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

For a discussion of certain relationships between us and the selling stockholder, see “Certain Relationships and Related Transactions” in our Definitive Proxy Statement on Schedule 14A for our 2014 annual meeting of stockholders and our Annual Report on Form10-K for the year ended December 31, 2013, each of which is incorporated by reference into this prospectus.

Selling Stockholder	Shares Beneficially Owned		Number of Shares To Be Offered	Number of Shares Beneficially Owned After the Offering(1)
	Number	Percent		Number	Percent

Delek Hungary (2)	15,036,432	25.3%	15,036,432	—	0.0%

(1)
Assumes that the selling stockholder disposes of all of the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

(2)
Delek Group is the parent company of Delek Petroleum Ltd. (“Delek Petroleum”), and Delek Petroleum is the parent company of Delek Hungary, the record owner of 15,036,432 shares of our common stock. Each of Delek Group and Delek Petroleum disclaims beneficial ownership of the common stock beneficially owned by its subsidiaries except to the extent of its pecuniary interest therein.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock issued to the selling stockholder to permit the resale of these shares of our common stock by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of our common stock. We will bear all fees and expenses incident to our obligation to register the shares of our common stock.

The selling stockholder may sell all or a portion of the shares of our common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of our common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of our common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, our disclosure with respect to the selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of our common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

We and the selling stockholder may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and/or the selling stockholder against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered from time to time by this prospectus will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee.

EXPERTS

The consolidated financial statements of Delek US Holdings, Inc. appearing in the Delek US Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 (including schedules appearing therein), and the effectiveness of Delek US Holdings, Inc.’s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus and any applicable prospectus supplement some of the information we file with the SEC, which means that we can disclose important information to you by referring you to those filings. The information incorporated by reference is considered to be a part of this prospectus and any applicable prospectus supplement. Any information contained in future SEC filings that is incorporated by reference into this prospectus and any prospectus supplement will automatically update this prospectus and any applicable prospectus supplement, and any information included directly in this prospectus and any prospectus supplement shall update and supersede the information contained in past SEC filings that are incorporated by reference in this prospectus and any applicable prospectus supplement. We incorporate by reference the documents listed below (File No. 001-32868) and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information deemed furnished and not filed in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of Form 8-K), until all the securities offered under this prospectus and any prospectus supplement are sold.

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 3, 2014;

•	Our Current Reports on Form 8-K filed with the SEC on January 23, 2014, February 14, 2014 and April 7, 2014;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2014; and

•
The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 1, 2006, including any subsequent amendment or any report filed for the purpose of updating such description.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus and any applicable prospectus supplement. Requests for such information should be directed to:

Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, Tennessee 37027
Attn: Corporate Secretary
(615) 771-6701

You should read the information relating to us in this prospectus and any prospectus supplement together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC, except as noted above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available through the SEC’s website at www.sec.gov. The SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus or any prospectus supplement and should not be considered to be part of this prospectus unless such information is otherwise specifically referenced elsewhere in this prospectus or any applicable prospectus supplement. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room.

We also make available, free of charge, through our website our annual, quarterly and current reports, proxy statements and other information, including amendments thereto, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.DelekUS.com. Our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any prospectus supplement and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or any applicable prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the registrant’s expenses in connection with the issuance and distribution of the securities being registered hereby:

Amount
SEC Registration Fee	$ *
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Printing Fees and Expenses	**
Miscellaneous	**
Total	$ **

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the registration fee for the securities offered by this prospectus.

**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

The selling stockholder shall bear the fees and expenses, if any, of its own counsel and brokerage fees and commissions incurred by the selling stockholder in connection with resales of the securities registered hereby.

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Certificate of Incorporation

The registrant’s second amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, as the same exists or hereafter may be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Bylaws

The registrant’s second amended and restated bylaws provide that the registrant shall indemnify any director or officer of the corporation, and may indemnify any other person, who (a) was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, and (b) was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

These descriptions of director liability and indemnification provisions are intended as a summary only and are qualified in their entirety by reference to our second amended and restated certificate of incorporation and bylaws, each of which has been filed with the SEC.

Indemnification Agreements

The registrant has entered into indemnification agreements with its directors and executive officers which would require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status.

Insurance

The registrant maintains directors’ and officers’ liability insurance for its directors and officers.

Item 16. Exhibits.

The Exhibit Index filed herewith and appearing immediately after the signature page to this Registration Statement is incorporated by reference herein.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Delek US Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on May 7, 2014.

Delek US Holdings, Inc.

By: /s/ Assaf Ginzburg
Assaf Ginzburg
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Assaf Ginzburg, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title	Date

/s/ Ezra Uzi Yemin	Chairman, President and Chief Executive Officer	May 7, 2014
Ezra Uzi Yemin	(Principal Executive Officer)

/s/ William J. Finnerty	Director	May 7, 2014
William J. Finnerty

/s/ Carlos E. Jordá	Director	May 7, 2014
Carlos E. Jordá

/s/ Charles H. Leonard	Director	May 7, 2014
Charles H. Leonard

/s/ Philip L. Maslowe	Director	May 7, 2014
Philip L. Maslowe

/s/ Shlomo Zohar	Director	May 7, 2014
Shlomo Zohar

/s/ Assaf Ginzburg	Executive Vice President and Chief Financial Officer	May 7, 2014
Assaf Ginzburg	(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Underwriting Agreement.
3.1
Second Amended and Restated Certificate of Incorporation of Delek US Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2013 filed with the SEC on August 8, 2013) (File No. 001-32868).

3.2
Second Amended and Restated Bylaws of Delek US Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on March 20, 2013) (File No. 001-32868).

4.1
Registration Rights Agreement, dated as of April 17, 2006, by and between Delek US Holdings, Inc. and Delek Group Ltd. (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A, filed with the SEC on April 20, 2006) (File No. 333-131675).

4.2
Specimen of Delek US Holdings, Inc. Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the company's Registration Statement on Form S-1/A filed with the SEC on April 20, 2006) (File No. 333-131675).

5.1*	Opinion of Bass, Berry & Sims PLC.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.
**
To be filed, if necessary, by post-effective amendment to this Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.